As filed with the Securities and Exchange Commission on AUGUST 18, 2004 REGISTRATION NO. 333-116045

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


CYGNI SYSTEMS CORPORATION
(Name of Small Business Issuer in its Charter)

        Nevada	                  7389                       20-0909393
(State or Other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or            Classification Code Number) 	Identification No.)
Organization)

303-167 Bannatyne Avenue, Winnipeg, MB, R3B 0R4, Canada
Tel: (204) 295-8015
(Address and Telephone Number of Registrant's Principal Place of Business)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47, Las Vegas. Nevada 89123
Tel: (800) 672-9110
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Kenneth H. Finkelstein
Attorney At Law
2200 - 1420 Fifth Avenue, Seattle, WA 98101
Tel: (206) 310-1344

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.   X

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE


Title of                      Proposed Maximum Proposed Maximum   Amount of
each Class       Number of    Offering Price   Aggregate Offering Registration
of Securities    Shares to be Per Share	     Price (1)          Fee(1)
to be Registered Registered

Common Stock     2,000,000    $0.10            $200,000           $25.34


(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this prospectus on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this prospectus shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

CYGNI SYSTEMS CORPORATION
No Minimum / 2,000,000 Common Shares
Offering Price: $0.10 per Share

Cygni Systems Corporation, offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. All funds received from the offering may be used immediately by us and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Investing in our securities involves risk (see "RISK FACTORS", PAGE 6). The securities offered herein should not be purchased by any investor who cannot afford to sustain the complete loss of their investment.

Neither the Securities & Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a CRIMINAL OFFENSE.

This is our initial public offering. No public market currently exists for our shares. The common shares will be offered and sold by one of our officers, Mr. Kim Friesen, without any discounts or other commissions. Though we currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares, we retain the discretion to sell an indeterminate number of shares through broker-dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make.

                  Price to    Underwriting Discounts   Proceeds to
                  Public      and Commissions (1)      company (1) (2)

Per Share 		$0.10		$0.01			       $0.09
Total Minimum	$0.00		$0.00			       $0.00
Total Maximum	$200,000	$20,000		       $180,000


(1)	Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell shares. In the event that, PRIOR TO the effective date of our REGISTRATION STATEMENT, we enter into agreement(s) with any broker-dealer(s) to sell our shares, then we would file an amendment to our REGISTRATION STATEMENT to include all disclosure required by Item 508 of Regulation S-B, such as identifying the broker-dealer(s) and revising our plan of distribution to specify involvement of such broker-dealer(s). Any such agreement would be filed with the Securities and Exchange Commission as an exhibit to our prospectus. Prior to being involved in our offering, any broker-dealer must seek and obtain clearance of the underwriting compensation arrangement from the NASD Corporate Finance Department.

(2)	Proceeds to us are shown before deducting offering expenses payable by us estimated at $24,000, including legal and accounting fees and printing costs.


The date of this Prospectus is AUGUST 18, 2004.

TABLE OF CONTENTS


Page

Summary ........................................................	5
Risk Factors ...................................................	6
Use of Proceeds ................................................	13
Determination of Offering Price ................................	(16)
Dilution .......................................................	16
Plan of Distribution ...........................................	18
Legal Proceedings .............................................. 	19
Directors, Executive Officer, Promoters, and Control Persons ...	19
Security Ownership of Certain Beneficial Owners and Management .	21
Description of Securities .......................................	(22)
Interest of Named Experts and Counsel ...........................	22
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ......................................	23
Organization Within Last Five Years ............................. 23
Description of Business .........................................	23
Plan of Operations ..............................................	27
Description of Property ......................................... (31)
Certain Relationships and Related Transactions...................	31
Market for Common Equity and Related Stockholder Matters ........	(32)
Executive Compensation ..........................................	(33)
Financial Statements ............................................	(33)

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 6.

                                 The company

The company was incorporated on March 18, 2004, in the State of Nevada. Our principal executive office, and the location from which we plan to conduct operations, is situated at 303-167 Bannatyne Avenue, Winnipeg, MB, R3B 0R4, Canada, telephone (204) 295-8015. We currently own one web site domain name, "http://www.cygnisystems.com". This web site has not yet been developed. However, we expect that this website will be developed within three months of the date of this prospectus.
The company's business will focus on: (1) development of online and network security management software; and (2) online and network security consulting services. Our products and services will be targeted to small business and individual consumers. Specifically, we expect that our business will be comprised of the following:

- Research and development of software designed to enhance internet and network security;
- Sales and/or licensing of software;
- Maintenance and customer support of software sold and/or licensed; and
- Consulting services related to online and network security.

We are a Development Stage company that, as of the date of this prospectus, has not yet commenced business operations and has not generated any revenues from our intended operations (see page 23, Description of Business). Our auditors have raised substantial doubt about our ability to continue as a going concern since we do not currently have sufficient working capital necessary to be successful and to service our debt. Despite the fact that we have not yet commenced operations nor generated revenues, we are not a blank-check company and do not intend to enter into a business combination.

The Offering

Securities Offered:    Maximum 2,000,000 shares of common stock,
                       par value $0.001
Offering price:        $0.10 per share
Offering period:       The shares are being offered for a period not to exceed
                       90 days, unless extended by our board of directors for
                       an additional 90 days.
Net proceeds to
our company:           $200,000
Use of proceeds: 	     Payment of offering expenses, working capital, equipment,
and marketing. The proceeds raised from this offering will not be used to pay any compensation to our officers nor directors.
Number of shares
outstanding
before the offering:   4,000,000
Number of shares
outstanding
after the offering:    6,000,000

Summary of Selected    We are a Development Stage company. From the date of our
Financial Data:        inception on March 18, 2004, to April 30, 2004, we have
                       not generated any revenues nor earnings from operations.
                       As of April 30, 2004, our financial data is as follows:

Total Assets:                     $   400
Total Liabilities:                $   696
Net Loss:                         $   696
Shareholder Equity:               $  (296)
Net Tangible Book Value:          $  (296)
Net Tangible Book Value per Share:$     0

RISK FACTORS

TO THE BEST OF OUR KNOWLEDGE, ALL MATERIAL RISK FACTORS ARE
SET FORTH HEREAFTER. AN INVESTMENT IN THE SHARES OFFERED BY
OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, BEFORE MAKING AN INVESTMENT IN CYGNI SYSTEMS CORPORATION.

1.	WE HAVE NO OPERATING HISTORY.  WE EXPECT TO INCUR LOSSES
FOR THE FORESEEABLE FUTURE. WE WILL GO OUT OF BUSINESS IF WE FAIL
TO GENERATE SUFFICIENT REVENUE.

We do not have any operating history. We were founded on March 18, 2004, and from the date of inception to April 30, 2004, we had a net loss of $696. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

- Implementing our business model;
- Developing and marketing our products and services;
- Developing and maintaining our website;
- Securing and maintaining consumers; and
- Developing strategic distribution and reseller relationships.

2.	OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE SUFFICIENT
WORKING CAPITAL NECESSARY TO BE SUCCESSFUL AND TO SERVICE OUR DEBT. AS A RESULT, OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR
ABILITY TO CONTINUE AS A GOING CONCERN.

Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our company as a going concern is dependent upon obtaining additional working capital.

3.	WE WILL NOT HAVE SUFFICIENT FUNDS TO BEGIN OPERATIONS IF WE
DO NOT RAISE ANY FUNDS OR RAISE ONLY NOMINAL FUNDS. IF THIS WERE TO HAPPEN, YOU MAY SUFFER A LOSS EQUAL TO THE AMOUNT OF YOUR INVESTMENT.

It is possible that we will not raise any funds or that we will raise only nominal funds since there is no minimum number of shares that must be sold in this offering. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations. In this situation, you may suffer a loss equal to the amount of your investment.

Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next ten to twelve months. Following this period of time, we may need additional capital. Note, however, that we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

- Additional product research and development;
- Responding to competitive pressures;
- Developing enhanced services and product functionality; and
- Funding expansion.

4. 	IF THE COMPANY'S ANTICIPATED PRODUCT LINE DOES NOT KEEP PACE
WITH TECHNOLOGICAL DEVELOPMENTS, THEN ITS' REVENUE WILL SUFFER AND IT MAY GO OUT OF BUSINESS.

     	The market for the company's anticipated products is characterized by rapid technological advance and if the companys anticipated product line does not keep pace with technological developments, then its' revenue will suffer and it may go out of business. The company must continually change and improve its anticipated products in response to changes in operating systems, application and networking software, computer and communications hardware, programming tools and computer language technology. The companys possible success will depend upon its ability to develop products that adequately keep pace with technological developments.

5. 	SOFTWARE PROGRAM ERRORS MAY RESULT AN THIS MAY CAUSE CUSTOMER
DISSATISFACTION AND, CONSEQUENTLY, LOST REVENUE.

Despite testing by the company, software program errors may result and this may cause customer dissatisfaction and, consequently, lost revenue. Software programs intended to be offered by the company may contain undetected errors when first released to market. The use of such product may result in disruption to a customers operating system and this may negatively affect the relationship between a customer and the company. As there is no assurance that errors will not be found in expected releases of the company's software, customers who already use the software may not purchase software updates and/or negative publicity may be disseminated regarding the efficacy of the companys products. The consequence of software programming errors will likely be lost revenue potential. If the errors are minor and we are able to quickly provide a remedy, then we would expect that lost revenue will be kept to a minimum. However, fundamental errors could cause severely damaging publicity which could then cause substantial impairment to our revenue and possibly result in product demand lessening to the point that we are forced to go out of business. We believe that the risk of minor error is moderate while the risk of fundamental error is minor.

6.	THE COMPANY'S ANTICIPATED NETWORK SECURITY SOFTWARE PROGRAMS
WILL NOT BE ABLE TO PREVENT ALL BREACHES OF SECURITY. INABILITY TO PREVENT SECURITY BREACHES MAY CAUSE OUR SOFTWARE TO BE PERCEIVED AS INEFFECTIVE WHICH MAY, IN TURN, RESULT IN LESS PRODUCT DEMAND AND LESS REVENUE.

The companys anticipated network security software programs will not be able to prevent all breaches of security within a network and/or operating system. The processes and methodologies used by computer hackers to access or sabotage networks and intranets are ever changing and generally not recognized until launched against one or more targets. Generally, the company will not be able to anticipate these processes and methodologies. In the event that a customers' network and/or operating system suffers a security breach, the company's product may be perceived as not being effective in ensuring protection. This may result in decreased demand for the companys products and, consequently, lost revenue.

7. 	IF THE COMPANYS ANTICIPATED PROPRIETARY RIGHTS ARE  PIRATED AND
OUR SOFTWARE PRODUCTS ARE DISTRIBUTED AND SOLD THROUGH UNAUTHORIZED METHODS THEN OUR REVENUE WILL SUFFER.

     	If the companys anticipated proprietary rights are pirated and our software products are distributed and sold through unauthorized methods then our revenue will suffer. The company expects to obtain appropriate copyrights, patents and/or trademarks for its anticipated software products for the purpose of securing protection of its' proprietary rights. There can be no assurance that any copyright, patent and/or trademark applied for will in fact be granted. Even if granted, there can be no assurance that unauthorized parties will not wrongfully copy and engage in unauthorized use of the company's products and/or information. Policing unauthorized use of the company's products is extremely difficult and may be cost prohibitive. We would expect that software piracy will be a problem though we cannot accurately forecast the extent of any such potential problem. Related, the laws of countries other than the United States may not afford the same degree of protection to our property, or any protection at all, as compared to the United States.

8. 	WE WILL BE AT RISK OF PRODUCT LIABILITY CLAIMS WHICH, IF
SUCCESSFUL, WOULD IMPAIR OUR OPERATING RESULTS AND/OR FORCE US TO GO OUT OF BUSINESS.

We will be at risk of product liability claims which, if successful, would impair our operating results and/or force us to go out of business. The company's expected licensing of some or all of its products and provision of customer support for its' products brings the risk of product liability claims and/or related claims. Though the company expects to limit and/or exclude liability through utilization of agreements, disclaimers, and other written material to be delivered with its products, such limitations and/or exclusions may not be legally enforceable in all jurisdictions. The company anticipates securing product liability insurance coverage for a certain financial amount that, subject to customary exclusions, will protect against claims resulting from failure of the company's products and/or services to perform the function or to serve the purpose intended.
To the extent that any claims are not covered by such insurance, a successful product liability claim will likely result in at least a temporary decline in product sales and a negative impact on operating results and overall financial health. At most, a product liability claim could force out to go out of business if we are unsuccessful in our defense of the claim and do not have sufficient funds to pay any settlement or if we cannot afford legal fees to defend the claim. Given the litigious environment currently existing in the United States, our intended primary market, we believe that a product liability claim, meritous or not, is a real threat.

9. 	THE COMPANY WILL BE SUBJECT TO RISK OF TARGETED ATTACKS BY
COMPUTER HACKERS AND SUCH ATTACKS MAY (IMPAIR OUR REVENUES AND/OR FORCE US TO GO OUT OF BUSINESS).

The company will be subject to risk of targeted attacks by computer hackers and such attacks may IMPAIR OUR REVENUES AND/OR FORCE US TO
GO OUT OF BUSINESS. Upon expected commencement of operations, we anticipate being subject to attacks by computer hackers. The purpose of such attacks would likely be to breach the company's internal network system for the purpose of obtaining sensitive data and information or creating viruses that would act to undermine functionality of our products. We cannot assure that the company will be positioned to respond to such attacks in a timely or effective manner. Since we are a company that will manufacture and sell network security products, a failure to successfully defend against hackers could severely damage any reputation we have built as software security experts. A damaged reputation would likely result in reduced product demand AND
MAY RESULT IN A COMPLETE LACK OF DEMAND FOR ANY PRODUCTS BEING MARKETED AT OR NEAR THE TIME THAT OUR REPUTATION SUFFERS DAMAGE AND FOR FUTURE PRODUCTS. REDUCED PRODUCT DEMAND WOULD NEGATIVELY AFFECT OUR OPERATING RESULTS AND A COMPLETE LACK OF PRODUCT DEMAND MAY CAUSE US TO GO OUT
OF BUSINESS. EVEN IF WE SUFFER ONLY REDUCED PRODUCT DEMAND FOR
PRODUCTS MARKETED AT OR NEAR THE TIME OF BEING ATTACKED, OUR
REPUTATION MAY SUFFER A LONG TERM NEGATIVE ASSOCIATION, I.E., POOR SECURITY PROTECTION, WITH THE RESULT BEING THAT FUTURE PRODUCT
OFFERINGS MAY NOT GENERATE SUFFICIENT REVENUE OR PROFIT. IF THE
COMPANY DOES NOT GENERATE PROFIT, AND IF REVENUE IS NOT SUFFICIENT
TO CONTINUE OPERATIONS, THEN THE COMPANY WOULD FAIL. Based on the software and computer knowledge and expertise of our president, Mr. Kim Friesen, we believe that while the risk of a successful hacker attack against our company is a possibility, it is a remote risk.

10.	OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR
OUTSTANDING SHARES OF COMMON STOCK. FOLLOWING COMPLETION OF
THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH MESSRS.
FRIESEN AND MEAKIN.
SUCH CONCENTRATED CONTROL OF THE COMPANY MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK. AS WELL, OUR OFFICERS AND DIRECTORS WILL BE ABLE TO ELECT ALL OF OUR DIRECTORS, CONTROL OUR OPERATIONS,
AND INHIBIT YOUR ABILITY TO CAUSE A CHANGE IN THE COURSE OF THE COMPANYS OPERATIONS.

Our officers and directors, taken as a group, beneficially own
100 % of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Friesen and Meakin will continue to own at least 4,000,000 shares and will control the company. Consequently, following completion of this offering, regardless of the number of shares that we sell, Messrs. Friesen and Meakin will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the companys operations. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. Where cumulative voting is not allowed for, shareholders are not permitted to multiply the number of shares owned by the number of directors to be elected. Thus, the number of votes accorded to each shareholder is not increased. The result being that minority shareholders will not be in a position to elect a director. Rather, directors will be elected on the basis of votes cast by the majority shareholders. And, as explained above, the majority shareholders prior to, and following, the closing date of the offering detailed in this prospectus will be Messrs.
Friesen and Meakin who will be the only individuals in a position to elect directors. The minority shareholders will not have any control of the company and may not even be able to sell their shares if a market for such shares does not develop or is not maintained.

11.SALES OF COMMON STOCK BY MESSRS. FRIESEN AND MEAKIN
MAY CAUSE THE MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

A total of 4,000,000 shares of common stock were issued to Messrs. Friesen and Meakin in consideration for cash payment. They are likely to sell a portion of their common stock if the market price increases above $0.10. If they do sell their common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Messrs. Friesen and Meakin are restricted securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

12.	YOU WILL BE PROVIDING SUBSTANTIALLY ALL OF THE CASH
FOR OUR OPERATIONS. AFTER PAYMENT OF COMMISSIONS, IF ANY,
AND OFFERING EXPENSES, CASH RAISED THROUGH OUR OFFERING MAY THEN BE USED TO REPAY THE SUM OF $696 LOANED TO THE COMPANY
BY MR. FRIESEN. IF WE CEASE OPERATIONS FOR ANY REASON, YOU MAY LOSE YOUR INVESTMENT WHILE MESSRS. FRIESEN AND MEAKIN MAY LOSE APPROXIMATELY $1,096.

Messrs. Friesen and Meakin, our only shareholders, will receive a substantial benefit from your investment. Messrs. Friesen and Meakin, together, have invested a total of $400 in our company. As well, since inception, Mr. Friesen has incurred liabilities of $696 on behalf of the company. The company retains the discretion to repay the total of $696 contributed to the company by Mr. Friesen from the proceeds raised through its offering. Such repayment could be made immediately after payment of commissions owing, if any, and offering expenses incurred. The sum of $696 is a non-interest bearing demand loan by Mr. Friesen to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your investment while Messrs. Friesen and Meakin, together, may lose approximately $1,096.

13.	INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL
DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES
IF WE NEED TO SEEK ADDITIONAL FUNDING, WHICH IS LIKELY GIVEN
OUR LIMITED CAPITALIZATION EVEN AFTER THIS OFFERING.

If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. The result being that investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and/or privileges senior to those of our common stock. Common stock will be issued to investors in this offering.

Currently, we do not have any commitments for additional financing. If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would available on acceptable terms.

14. 	INVESTORS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION
AS A RESULT OF THE SHARE PRICE PAID BY EXISTING SHAREHOLDERS.

Since investors in this offering will pay a fixed price of $0.10 per share and our existing shareholders, being Mr. Friesen and Ms. Meakin, paid $0.001 per share, substantial dilution of investors shares will immediately result. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders. As of the date of this prospectus, we have 4,000,000 common shares issued and outstanding and a net tangible book value of $(296) or $0.00 per share. These 4,000,000 shares are owned equally by Mr. Friesen and Ms. Meakin.

If the maximum 2,000,000 shares are sold in our offering, then we would have a per share book value of $0.03. Thus, investors who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part. The fewer shares we sell in our proposed offering, the greater the dilution in book value of shares owned by investors who purchase shares through our offering. Please see Dilution, page 16, for detailed discussion of potential share sale outcomes.

15.	DUE TO THE LACK OF A MARKET FOR OUR SHARES, OUR SHARE
PRICE WILL BE MORE VOLATILE. AS WELL, OUR STOCK IS HELD BY A SMALL NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING MARKET WILL DEVELOP.

There does not exist a market for our common stock and we cannot assure you that any market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock, if any, is likely to be volatile and many factors may affect the market. These include, for example:

- Our success, or lack of success, in product development, marketing our products and services, and developing our customer base;
- Competition;
- Government regulations; and
- Fluctuation in operating results.

The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuation which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

16.	(SERVICE OF PROCESS) AGAINST (ALL) OF THE COMPANY'S
(DIRECTORS)/OFFICERS MAY BE DIFFICULT. IF LEGAL PROCESS
CANNOT BE EFFECTED, THEN THAT (DIRECTOR)/OFFICER CANNOT BE
MADE PARTY TO A LAWSUIT.

We are incorporated in the State of Nevada and maintain our registered office in Las Vegas, Nevada. Our registered office is authorized to accept service of all legal process upon the company. Currently, Mr. Friesen, our director, president, chief financial officer, and principal accounting officer, and Ms. Meakin, our director, secretary, and treasurer, are both residents of Canada. Mr. Friesen and Ms. Meakin are married to each other. Though it is possible, it may be difficult for a resident of a country other than Canada to serve all of our directors/officers, being Mr. Friesen and Ms. Meakin, with service of process or other documentation. If service of process cannot be made as against either Mr. Friesen or Ms. Meakin, then they cannot be made a party to a lawsuit. Similarly, though it is possible, it may be difficult for a resident of a country other than Canada to obtain an attachment order with regard to assets owned by the company, and/or Mr. Friesen or Ms. Meakin, which are located in Canada. Even if an attachment order, or any other type of court order is obtained, though it is possible, it may be difficult to enforce any such order either in Canada or, if possible, to enforce such order in the jurisdiction where the plaintiff resides.

17.	WE HAVE NO EMPLOYEES AND ARE SIGNIFICANTLY DEPENDENT
UPON OUR OFFICERS TO DEVELOP OUR BUSINESS. IF WE LOSE EITHER OF
OUR OFFICERS OR IF OUR OFFICERS DO NOT ADEQUATELY DEVELOP OUR
BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

At the outset, our success will depend entirely on the ability of Messrs. Friesen and Meakin. We do not carry a "key person" life insurance policy on either Messrs. Friesen or Meakin. The loss of either Messrs. Friesen or Meakin could devastate our business. Although Mr. Friesen has several years of work experience in the field of information technology (see page 20) and believes that he will be able to successfully develop online and network security software and provide online and network security consulting services, his business experience is limited and neither he nor the company can guarantee that such software will be successfully developed and/or that the company's intended consulting services will generate revenue. Because of Mr. Friesen's experience in the area of website development and information technology, the company will rely primarily upon his expertise in these matters.
We currently have no employees and do not have employment agreements with either Mr. Friesen or Ms. Meakin. We rely almost exclusively upon our officers to meet our needs. Both Mr. Friesen, our director, president, chief executive officer, chief financial officer, and principal accounting officer, and Ms. Meakin, our director, secretary, and treasurer, are engaged in work outside of the company. This work limits the amount of time that each of them may devote to company matters. Initially, it is anticipated that Mr. Friesen will devote approximately 10 hours per week to the company, and Ms. Meakin will devote approximately 5 hours per week to the company, with additional time being devoted to the company once business operations are commenced. Mr. Friesen's primary responsibilities with the company will include software research and development and provision of consulting services while Ms. Meakin will be primarily responsible for marketing and administration matters.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "Risk Factors," "Use of Proceeds," "Management's Discussion and
Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

USE OF PROCEEDS

This offering is being made on a best efforts - no minimum basis.
Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering (see footnote (14) on page 15 for discussion of allocation of net proceeds if less than 500,000 shares, or 25% of the offering, are sold). Actual expenditures may vary from these estimates. Any variation would result in a reallocation of funds from one category to another. For example, it may be in our best interest to incur greater cost for product development or for marketing rather than leasing or purchasing equipment. We do not anticipate using funds raised from this offering for any purpose other than those which are stated in this prospectus. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                       If Maximum
                       of 2,000,000	 If 1,500,000   If 1,000,000	  If 500,000
                       Shares        Shares         Shares          Shares
                       sold(1)       sold(2)        sold(3)         sold(4)

Total Proceeds:         $200,000      $150,000       $100,000       $50,000

Net Proceeds available  $200,000	   150,000        100,000        50,000
from Offering:

Use of Net Proceeds:
Offering Expenses(5)(6)   24,000       24,000          24,000        24,000
Filing Fees
Debt Payments(7)             696          696             696           696
Equipment(8)              30,000       25,000          15,000         6,000
Marketing(9)              30,000       25,000          15,000         5,000
PRODUCT RESEARCH
AND DEVELOPMENT(10)       12,500        9,500           6,000           500
EMPLOYEE WAGES (11)       51,000       30,000          19,300             0
RENT (12)                 10,800       10,800               0             0
Working Capital(13)       41,004       25,004          20,004        13,804

Total Use of Net
Proceeds:               $200,000      150,000         100,000        50,000

(1)	Assuming that the maximum of 2,000,000 shares are sold, we
anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, PRODUCT RESEARCH

AND DEVELOPMENT, EMPLOYEE WAGES, RENT, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2)	Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 8 to 10 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, PRODUCT RESEARCH AND DEVELOPMENT, EMPLOYEE WAGES, RENT, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business.
Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3)	Assuming that 1,000,000 shares are sold, we anticipate that
the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, PRODUCT RESEARCH AND DEVELOPMENT, EMPLOYEE WAGES, RENT, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4)	Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, PRODUCT RESEARCH AND DEVELOPMENT, EMPLOYEE WAGES, RENT, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5)	We plan to have Mr. Friesen, our President, sell shares in
our company. Mr. Friesen will not receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares.

(6)	Legal expenses of $15,000 are one component of our Offering
Expenses. Currently, there has not been any payment made toward legal expenses. For the purpose of this section, 'Use of Proceeds', we have included legal expenses under Offering Expenses and have not included legal expenses under the heading Debt Payments. The company will make use of offering proceeds to pay its legal expenses and other offering expenses.

(7)	Our balance sheet shows accounts payable of $696. This sum of
$696 refers to a non-interest bearing demand loan by Mr. Friesen to the company. From this sum of $696, Mr. Friesen paid for, on behalf of the company: company registration, incorporation, Nevada State filing fees, and purchase of the company's domain name. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. Any repayment to Mr. Friesen in respect of the above-noted loan would be made after payment of offering expenses.

(8) 	It is expected that funds allocated to equipment will be used for the following purposes: computers and hardware peripherals lease and/or purchase ($20,000); software licensing and/or purchase ($4,000); office furniture ($5,000); and cell phones for employees ($1,000). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of marketing will decrease proportionally.

(9)  	It is expected that funds allocated to marketing will be
used for the following purposes: maintenance and promotion of our web site including arranging for web site listings ($3,000); industry analyst relations (we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($3,000); publication and distribution of our marketing literature ($7,500); advertising, which will include direct mail and email promotion ($11,500); partnering with third party distributors and/or value added resellers (we expect that any costs incurred that are directly attributed to establishing partnerships would be related to travel and communication ($2,500); and attendance at appropriate industry trade shows, seminars, and conferences ($3,000). Owing to his expertise
(see page 20), Mr. Friesen, our president, will be responsible for developing our website. Mr. Friesen will not be paid any fees for development of our website. Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of marketing will decrease proportionally.


(10)  COSTS SPECIFICALLY ALLOCATED TO PRODUCT RESEARCH AND
DEVELOPMENT INCLUDE ANY EMPLOYEE BENEFITS, BOTH MONETARY
(I.E., DENTAL PLAN) AND OTHERWISE (I.E., MEAL EXPENSES), AND
DEPRECIATION COSTS OF COMPUTER EQUIPMENT. IF WE WERE TO RAISE
ONLY $50,000, THEN ONLY $500 IS ALLOCATED TO PRODUCT RESEARCH
AND DEVELOPMENT AS THIS SUM REPRESENTS AN APPROXIMATE COST FOR
DEPRECIATION. OTHER COSTS INDIRECTLY RELATED TO PRODUCT RESEARCH
AND DEVELOPMENT ARE EMPLOYEE WAGES, DISCUSSED IN FOOTNOTE 11, BELOW.

(11) 	IT IS EXPECTED THAT THE SUM OF $51,000 WILL BE ALLOCATED
TO EMPLOYEE WAGES. SHOULD WE RAISE LESS THAN THE MAXIMUM AMOUNT, THEN IT IS EXPECTED THAT FUNDS ALLOCATED TO EMPLOYEE WAGES WILL DECREASE AS SET FORTH IN THE TABLE ON PAGE 13. OUR HIRING OF EMPLOYEES IS DEPENDENT ON RAISING SUFFICIENT FUNDS. IF SUFFICIENT FUNDS ARE NOT RAISED, THEN WE WILL NOT BE ABLE TO HIRE EMPLOYEES. IF WE WERE TO RAISE ONLY $50,000, THEN WE WOULD NOT ALLOCATE ANY PROCEEDS TO WAGES AS WE WOULD NOT HAVE SUFFICIENT FUNDS TO HIRE EMPLOYEES. IN THIS EVENT, OUR OFFICERS AND DIRECTORS WOULD BE RESPONSIBLE FOR ANY WORK UNDERTAKEN.

(12) 	IN THE EVENT THAT WE RAISE AT LEAST $150,000, THEN WE ANTICIPATE
HIRING EMPLOYEES AND, CONSEQUENTLY, REQUIRING ADDITIONAL OFFICE
SPACE. IF WE RAISE LESS THAN $150,000, THEN WE DO NOT ANTICIPATE
RENTING ADDITIONAL OFFICE SPACE. OUR RENT CALCULATIONS ARE BASED
ON EXPECTED PAYMENT OF $900 PER MONTH WHICH IS AN AVERAGE OF OUR
ESTIMATED RENT PAYMENTS OF BETWEEN $600-$1200 PER MONTH
(SEE PAGE 31, DESCRIPTION OF PROPERTY).

(13)   WE EXPECT THAT THE WORKING CAPITAL PORTION OF THE PROCEEDS
WILL BE USED TO PAY EXPENSES SUCH AS, IN ORDER OF PRIORITY, ACCOUNTING ($5,000), LEGAL ($10,000) TRANSFER AGENT ($2,000), UTILITIES ($1,000),
AND GENERAL AND ADMINISTRATIVE WHICH INCLUDES COSTS TO CARRY ON CONSULTING AND OTHER EXPENSES RELATED TO OPERATING THE BUSINESS ($23,004). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of working capital will DECREASE (SEE PAGE 27, PLAN OF OPERATIONS, FOR
ADDITIONAL DETAILS). The principal reasons for this offering are
(a) to raise sufficient funds that will enable us to commence business operations; and (b) to pay for our start up expenses.
None of the working capital nor any other proceeds raised from this offering will be used to pay a salary to Mr. Friesen nor Ms. Meakin.

(14) 	In the event that less than 500,000 shares are sold in
our offering, equal to 25% of the maximum shares being offered for sale, then we will first pay our offering expenses. Second, debt repayment to Mr. Friesen may be made if Mr. Friesen demands repayment (see footnote 7, page 14). If Mr. Friesen does not demand repayment then no such payment will be made. If management determines that we have raised sufficient funds to commence business, then the remaining funds will be allocated on a percentage basis as follows: 50% working capital, 25% marketing and 25% equipment.

DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of the date of this offering, we had 4,000,000 common shares issued and outstanding and a net tangible book value of $(296) or $0.00 per share. These 4,000,000 shares are owned equally by our two directors/officers. The price paid for each of these 4,000,000 shares was $.001 cents per share. For comparison sake, the price per share to be paid by investors pursuant to this offering will be $.10 cents per share.

The proceeds from the sale of shares will vary depending on the total number of shares sold.

Upon completion of this offering, if all 2,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $24,000 will be $176,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $175,704.
Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.03. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part.

Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $24,000 will be $126,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $125,704. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.08 or approximately 80% and our existing shareholders would receive an increase in book value of approximately $0.02 per share without any additional investment on their part.

Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 5,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $24,000 will be $76,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $75,704.
Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.015. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.085 or approximately 85% and our existing shareholders would receive an increase in book value of approximately $0.015 per share without any additional investment on their part.

Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 4,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $24,000 will be $26,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $25,704. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.09 or approximately 90% and our existing shareholders would receive an increase in book value of approximately $0.01 per share without any additional investment on their part.

The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

Existing Shareholders
Price per share	..................................	$0.001
Net tangible book value per share before offering ..	$(296)
Net tangible book value per share after offering
assuming 100% of shares (i.e., 200,000) are sold ...	$175,704
Increase to current shareholders in net tangible
book value per share after offering ................	$0.03
Capital Contributions ..............................	$400
Total number of shares after offering held by
all investors ......................................	6,000,000
Number of shares outstanding before the offering ...	4,000,000
Number of shares outstanding after the offering
held by existing shareholders ......................  4,000,000
Percentage of ownership after the offering .........     66.67%

Purchasers of Shares in this Offering if all Shares sold
Price per share	..................................	$0.10
Dilution per share ................................. 	$0.07
Capital contributions ..............................	$200,000
Total number of shares after offering held by
all investors.......................................	6,000,000
Number of shares after offering held by public
investors ..........................................	2,000,000
Percentage of ownership after the offering ......... 	33.33%

Purchasers of Shares in this Offering if 75% of Shares sold
Price per share	..................................	$0.10
Dilution per share .................................	$0.08
Capital contributions ..............................	$150,000
Total number of shares after offering held by
all investors.......................................	5,500,000
Number of shares after offering held by public
investors ..........................................	1,500,000
Percentage of ownership after the offering ......... 	27.54%

Purchasers of Shares in this Offering if 50% of Shares sold
Price per share	.................................. 	$0.10
Dilution per share .................................	$0.085
Capital contributions ..............................	$100,000
Total number of shares after offering held by
all investors.......................................	5,000,000
Number of shares after offering held by public
investors ..........................................	1,000,000
Percentage of ownership after the offering .........	20.00%

Purchasers of Shares in this Offering if 25% of Shares sold
Price per share	..................................	$0.10
Dilution per share .................................	$0.09
Capital contributions ..............................	$50,000
Total number of shares after offering held by
all investors.......................................	4,500,000
Number of shares after offering held by public
investors ..........................................	500,000
Percentage of ownership after the offering ......... 	11.11%

PLAN OF DISTRIBUTION

The company plans to offer for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Currently, we plan to sell the shares in this offering through Mr. Kim Friesen, our director, president, chief executive office, chief financial officer, and principal accounting officer.
Mr. Friesen will not receive any commission from the sale of any shares. Mr. Friesen will not register as a broker/dealer under
Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4- 1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

- The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

- The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

- The person is not, at the time of their participation, an associated person of a broker-dealer; and

- The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

Mr. Friesen is not subject to disqualification, is not being compensated in connection with his participation in the offering by the payment of commission or any other remuneration based either directly or indirectly on transactions in securities, and he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Friesen has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

Neither Mr. Friesen nor Ms. Meakin will purchase shares in this offering. THERE WILL NOT BE ANY AFFILIATES NOR ASSOCIATES OF MR. FRIESEN AND/OR MS. MEAKIN PURCHASING SHARES IN THIS OFFERING.

We estimate the offering expenses to be $24,000. In the event that we raise only nominal funds through this offering, then Mr. Friesen has agreed to be responsible for payment of actual expenses incurred. This is a verbal agreement between Mr. Friesen and the company and there are not any documents setting forth this agreement. DESPITE THIS AGREEMENT NOT BEING IN WRITING, IT REMAINS A BINDING CONTRACTUAL AGREEMENT BETWEEN MR. FRIESEN AND THE COMPANY. WITHOUT THIS AGREEMENT, AND ASSUMING ONLY NOMINAL FUNDS ARE RAISED THROUGH THIS OFFERING, THE COMPANY WILL NOT BE ABLE TO SATISFY ITS CASH REQUIREMENTS. As of the date of this prospectus, our cash balance is $382.

We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

In the past, we have received unsolicited indications of interest in Cygni Systems Corporation from individuals familiar with us. Mr. Friesen will arrange for delivery of a prospectus to these individuals and to others whom he believes may be interested in purchasing all or a part of this offering.

LEGAL PROCEEDINGS

To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation and none of our officers or directors have been found by any court of competent jurisdiction to have violated any federal or state securities or commodities law. There are no judgments, orders, or decrees against us or our officers or directors that limit in any manner our involvement or that of our officers or directors in any type of business, securities or banking activities. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office. None of our officers or directors has been involved in any capacity in any bankruptcy petition.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

Name             Age   Term Served as    Position with the Company
                       Director/Officer

Kim Friesen(1)   34     March, 2004      President/Chief Executive
                                         Officer/Chief Financial Officer/
                                         Principal Accounting Officer/
                                         Director

Andrea Meakin(1) 29     March, 2004	     Secretary / Treasurer / Director


(1)  Kim Friesen and Andrea Meakin are spouses of each other.

The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

Kim Friesen. Mr. Friesen has more than 11 years experience in the field of information technology (IT). From 1993 through 1996, he was employed with Centra Gas Manitoba as a systems analyst and technical database administrator where he was responsible for implementing servers, writing scripts, and mainframe database administration. From 1996 through 1998, Mr. Friesen worked on a contractual basis for Air Canada where his position was Senior PeopleSoft Technical Analyst and his responsibilities included: lead technical resource for development teams;
database management; developing and implementing coding standards; debugging and performance tuning applications and databases; PeopleSoft finance and human resources implementation; supporting role with 150 person team using 16 databases on Oracle
7.3.x, AIX. From 1999-2001, Mr. Friesen worked on a contractual basis for Boeing (Canada) where his position was Senior
PeopleSoft Technical Analyst / Oracle DBA, and his responsibilities included: designing employee self service and user security architecture; developing web based employee self service components; developing web coding standards and procedures;
developing and modifying programs and PeopleSoft objects;
PeopleSoft Human Resource Management Systems 7.5 support;
applying People Tools upgrades, tax upgrades, and application updates. From 1999-2000, Mr. Friesen worked on a contractual basis for Split Ends Co. as a web developer where he developed retail point of sale application using Zope, a Python based web application server, and MySQL database server; developed Linux platform and client interface with HTML forms, JavaScript, and Zope DTML server scripting language. From 2002 to 2003, Mr. Friesen worked on a contractual basis for BCS Inc. as a web developer where he designed and developed: a web based compensation management and employee information system; complete online system using MySQL and Python based Webware application server; and implemented a reporting system in Python using ReportLab PDF Generation libraries. Since 2002, Mr. Friesen has worked on a contractual basis for Enbridge Inc., where his position is Senior PeopleSoft Technical
Analyst / Oracle DBA, and his responsibilities include: leading technical support staff through installation and configuration of PeopleSoft v8.0 environment on Oracle 8.1.7, Solaris; designing database conversion strategy and developing conversion programs; converting DB/2 (MVS) PeopleSoft v7.02 database to Oracle (UNIX) PeopleSoft v8.1 database; writing scripts; tuning PeopleSoft Web and Application Server performance; implementing PeopleSoft ePerformance, ePay, eBenefits, Time & Labor, and internet enabled Employee Self Service; and securing and load testing server architecture. Mr. Friesen holds a Bachelor of Science degree, Computer Science major, from the University of Manitoba, Canada, that he earned in 1993. In 2000, Mr. Friesen achieved the designation of Oracle8 Certified Professional DBA. Since 2003, he has been a member of the Association for Computing Machinery.
Mr. Friesen devotes approximately 10 hours per week to Cygni
Systems Corporation and will devote additional time as required.
Mr. Friesen is not an officer or director of any other reporting company.

Andrea Meakin. Ms. Meakin is a speech-language pathologist by profession. From 1999 to 2000, Ms. Meakin worked as a speech-language pathologist at the Manitoba Development Center, Riverview Health Center, Middlechurch Home of Winnipeg, and Fred Douglas Lodge. At these institutions, her responsibilities included assessing, treating, and consulting with individuals with communication and swallowing disorders. Since 2000, Ms. Meakin has been employed as a speech-language pathologist with Seven
Oaks General Hospital in Winnipeg, Manitoba, Canada, where she is responsible for diagnosing, treating, and providing management services for individuals who suffer various impairments including: difficulty swallowing, speech, language, hearing, voice or cognition. As well, since 2000, Ms. Meakin has been in private practice, as a sole proprietor, providing speech-language pathology services. Ms. Meakin holds a Bachelor of Arts in Communication Sciences and Disorders that she earned in 1997 from the University of North Dakota and a Master of Science in Speech-Language Pathology that she earned in 1999 from Northern Arizona University.
Ms. Meakin maintains membership in the Manitoba Speech and Hearing Association and the American Speech, Language and Hearing Association.
She currently devotes approximately 5 hours per week to Cygni Systems Corporation and will devote additional time as required. Ms. Meakin is not an officer or director of any other reporting company.

The Company does not currently have any standing audit, nominating, or compensation committees of the Board, or committees performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The term beneficial owner refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the Company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                          Amount of
                          Beneficial       % of Shares
Name and Address		  Ownership(1)     Before Offering

Kim Friesen(2)             2,000,000       50%
303-167 Bannatyne Avenue
Winnipeg, MB
R3B 0R4   Canada

Andrea Meakin(2)           2,000,000       50%
303-167 Bannatyne Avenue
Winnipeg, MB
R3B 0R4   Canada

All officers and directors 4,000,000       100%
as a group (2 persons)

TOTAL:                     4,000,000       100%

(1) Security ownership of both of the beneficial owners was determined on March 18, 2004.
(2) Kim Friesen and Andrea Meakin are spouses of each other.

DESCRIPTION OF THE SECURITIES

Penny Stock. Our securities will be considered to be a penny stock as defined by Rule 15g of the Exchange Act. Generally, a penny stock is a security that is priced under $5.00, is not traded on a national stock exchange or quoted on NASDAQ, may be listed on the pink sheets or the NASD OTC Bulletin Board, and is issued by a company that has less than $5 million in net tangible assets and has been in business less than 3 years, or has under $2 million in net tangible assets and has been in business for at least 3 years, or has revenues of $6 million for 3 years.

Rule 15g provides that it is unlawful for a broker or dealer to effect a transaction in any penny stock on behalf of a customer unless, prior to effecting the transaction, the broker or dealer has delivered to the customer a document containing the information set forth in Schedule 15G, Rule 15g-100, and the customer provides written acknowledgement of receipt of such document. This document discloses important information concerning penny stocks related to, among other matters, buying penny stocks, brokers' duties, and customer rights.

Description of Common Stock. We are currently authorized to issue 100,000,000 shares of $0.001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights:
this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

Transfer Agent. Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, telephone
(702) 361-3033, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Cygni Systems Corporation.

Legal Matters. Certain legal matters will be passed upon for us by Kenneth H. Finkelstein, Attorney At Law, 2200-1420 Fifth Avenue, Seattle, Washington, 98101.

Accounting Matters. The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Malone & Bailey, PLLC, located in Houston, Texas, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

In accordance with our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the Act) may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available.

DESCRIPTION OF BUSINESS

COMPANY HISTORY

Cygni Systems Corporation was formed as a Nevada State corporation on March 18, 2004. Our principal executive office is located at 303-167 Bannatyne Avenue, Winnipeg, MB, R3B 0R4, Canada. Our telephone number is (204) 295-8015. Our website, which is not currently active, is located at http://www.cygnisystems.com. We expect our website to be developed within three months of the date of this prospectus.

Our Strategy

Our business will have a two-pronged focus: software product development and sales and consulting services targeted to small business and individual consumers. The software that we intend to develop will provide online and network security management. It is intended that our software will complement the second revenue generator of our business, being the provision of online and network security consulting services, i.e., comprehensive provision of consulting services focusing on securing data such as: assessing system vulnerability, risk assessment, virus control policy, and network traffic analysis. The scope of services provided will depend on the customers' needs. Software products that we develop will be distributed to the customer via download from the Internet and/or through mail delivery of a compact disc containing the software program. It is expected that most of our consulting services will be undertaken from our office as our services may be performed by accessing a customer's desktop or network through the Internet and via email communication and other telecommunication. Depending on the scope of the services agreed to be undertaken, we would consider attending at a customer's office for the purpose of providing consulting services. Specifically, we expect that our business will be comprised of the following:

- Research and development of software designed to enhance internet and network security;
- Sales and/or licensing of software;
- Maintenance and customer support of software sold and/or licensed; and
- Consulting services related to online and network security.

As of the date of this prospectus, we have not developed any software products nor have we commenced with provision of consulting services.

Overview

The company is in the development stage and has not yet commenced operations nor generated any revenue. However, the company intends to execute its' business plan as set forth in this section, 'Description of Business', and more specifically on page 27, 'Plan of Operations'.
It is not the company's intention to engage in a merger or acquisition with an unidentified company or companies, or other entity or person or to enter into a business combination. Thus, despite being a company is issuing penny stock, we do not fall within the definition of a 'blank check company' as that term is defined in Section (a)(2) of Rule 419, Securities Act of 1933. Briefly, a 'blank check company' is defined as
(i) 'a development stage company that has no specific business plan or purpose or has indicated that its' business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity of person'; and (ii) is issuing 'penny stock', as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Kim Friesen, our president, chief executive officer, chief financial officer, principal accounting officer, and director, has been directly involved, in one or more capacities, with the information technology industry for the past 11 years (see page 20). He has significant knowledge of, and experience with, computer network systems, the internet, applications, and software. Mr. Friesen will be primarily responsible for developing network security management software, providing network security consulting services, and attracting customers for both the anticipated software products and consulting services. Andrea Meakin, our Secretary, Treasurer, and Director will assume responsibility for company administrative matters (see page 20). The company expects to generate revenue through sales and/or licensing of software products that it intends to create and provision of network security consulting services. (see page 25).

Target Market

Our target customer market for expected software products will be small businesses and individual consumers residing in the United States and Canada and sharing a common concern, being information protection.
Though we believe that our anticipated software products may be marketed and sold in other countries, our marketing efforts will initially be limited to North America. If and when we become profitable within the North American market, we may then consider expanding our sales efforts to other countries whose population evidences a high degree of computer literacy. Our target customer market for security consulting services will be small businesses and individual consumers residing in the United States and Canada.

Within the United States and Canada, we do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. However, our software products and/or consulting services may be barred from entering certain jurisdictions or may require prior approval or authorization before being sold in such jurisdictions. There is no assurance that we would be able to secure such approval or authorization. If new government regulations, laws, or licensing requirements are passed, in any jurisdiction that would cause us to restrict or eliminate delivery of any of our intended products and/or services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing network security consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future in countries with a democratic political system, that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

Marketing

We expect to utilize several different marketing activities in our attempt to make our products and services known to the consumer. These marketing activities will be designed to inform potential consumers, distributors and value added resellers about the benefits of using our products and services and will include the following: development and distribution of marketing literature; direct mail and email; participation at industry trade shows, product/technology conferences, and seminars; advertising; maintenance and promotion of our web site; public relations; industry analyst relations; and partnering with third party distributors and/or value added resellers.

Potential Revenue Streams

We intend to target four potential revenue streams in the operation of our proposed business:

- Software sales direct from the company to the consumer;
- Software sales through third party distributors and/or value added resellers;
- Software licensing direct from the company to the consumer; and
- Network security consulting services direct from the company to the consumer that will be charged on a fixed fee or per hour basis.

It is expected that the company would be entitled only to a certain share of sale proceeds generated through third party distributors and value added resellers. As of the date of this prospectus, the company has not entered into any agreements with any third party distributors and/or value added resellers. Nor has the company established product fees as of the date of this prospectus since the company believes it to be prudent to wait until a product is ready for market and to guage market conditions prior to setting a product price. Fees for consulting services would be charged on a fixed fee or hourly basis dependent upon the scope of engagement, i.e., specific work undertaken and timeline for completion.

Product Development

Owing to the knowledge and experience of our president, Mr. Kim Friesen, with information technology matters (see page 20), he will be responsible for leading the research and development of our anticipated software products. More specifically, Mr. Friesen will be responsible for writing and testing software programs and/or supervising the writing and testing of programs assuming that the company hires research and development employees. As of the date of this prospectus, we cannot state with certainty precisely the number of products we expect to develop. It is, however, expected that our products will be compatible with networks, servers, applications, and desktops and will function to provide information security management, i.e., security assessment, intrusion detection, and protection. For the purpose of delivering cutting edge software products to the consumer, we expect to provide product security updates, as needed, that are based upon our evaluation of existing or potential network vulnerabilities or threats. For those consumers who license our products, these updates will be included in the licensing cost. For buyers of our products, updates will be free for the first year subsequent to purchase date. Upon expiration of the first year, updates may be obtained upon payment of a nominal fee. Similarly, product enhancements, such as new features and/or refined functionality, will be included in the licensing fee. For buyers who wish to obtain product enhancements, a nominal fee will be charged following the first year subsequent to purchase date.
We expect that our products will be compatible with operating systems such Microsoft Windows, Linux, and Apple and that product installation will be seamless.

Technology and Systems

Owing to the knowledge and experience of our president, Mr. Kim
Friesen, with information technology matters (see page 20), he will be responsible for developing our website and implementing appropriate software and technologies. If required and if advantageous, we may purchase or lease commercially available licensed technologies presuming that this would be more cost effective and/or expedient than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

Customer Technical Support

It is our intention to provide excellent customer service and technical support. We believe that this is essential for the purpose of achieving optimum sales and/or licensing. We intend to provide telephone and email support to all customers worldwide. Initially, however, we will be positioned to accommodate only English speaking consumers. It is anticipated that, if and when we are established in non-English speaking countries, we will then arrange for customer support availability in the local dialect.

Commencing Operations

As of the date of filing this prospectus, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third parties until after the expiration of this offering. To be clear, such business relationships would not include a business combination and it is not our intention to seek a business combination.

Competition

The market for online and network security management software and online and network security consulting services is intensely competitive and is likely to remain so for the foreseeable future. The following companies offer some services and/or products that will make them a competitor (note that this is not an exhaustive list of potential competitors): BMD Solutions Inc., GFI Software Ltd., NetRat Software
Inc., NetFrameworks, Inc., Network Security Consulting, LLC, and Tavve
Software Company. Competition may result in price reductions, reduced revenue, reduced gross margins, and/or loss of market share, any of which would materially and adversely our business. There is no assurance that the company will be able to establish its' own niche and thereafter maintain a competitive position against current and future competitors, especially those who have longer operating histories, greater brand recognition, and stronger financial, technical and marketing resources. As a result, these competitors may be positioned to adapt more quickly to new or emerging technologies, changes in customer needs, and/or allocate more resources to product and service marketing.

Employees

Mr. Friesen is currently working approximately 10 hours per week and Ms. Meakin is currently working approximately 5 hours per week on behalf of the company. As required, Mr. Friesen and Ms. Meakin will devote additional time. Currently, we do not have any employees and Messrs. Friesen and Meakin do not have employment agreements with us. We expect that additional personnel will be hired as demand for our services increases. We anticipate needing to hire up to four individuals within the next twelve months, including two information technology research and development individuals, one secretary/receptionist, and one accountant/bookkeeper.

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to raise funds through this offering. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. Upon completion of this offering and within the twelve (12) month period thereafter, we expect that proceeds raised from this offering will be our only source of funding.

We expect that funds raised from this offering will pay for anticipated expenses within the time period stated herebove. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses (see page 12, 'Forward-Looking Statements'):

Offering expenses ($24,000); debt repayment ($696); computer equipment lease and/or purchase ($30,000); marketing ($30,000) which is expected to include advertising, travel, trade show expenses, marketing material, and website maintenance; PRODUCT RESEARCH AND DEVELOPMENT ($12,500); EMPLOYEE WAGES ($51,000); RENT ($10,800); AND WORKING
CAPITAL ($41,004) which is expected to include accounting fees, legal fees, transfer agent, utilities, and general and administrative.

It is anticipated that our operations will commence in November, 2004. Note, however, that the commencement date of operations is dependent upon the date that we complete our offering since proceeds raised from this offering will be our only source of funding at the outset of operations. Thus, should the closing of our offering be delayed past November, 2004, then our operations would not likely commence until a later date. Assuming that our plans are successfully implemented, then we would expect that revenues will be generated within 90 days after the date that we commence operations. Most likely, initial revenue would be generated from network security consulting services rather than product sales. We cannot at this time provide an accurate estimate of when our first software products will be completed and marketed for sale. This is dependent on the speed with which we are able to develop our products. As we have not yet commenced active business operations, we have not achieved any of our business objectives nor have we generated any revenue and there is no guarantee that we will be successful in generating revenue. Our business objectives include the following:

- Within 90 days of the date of this prospectus, we expect our website to be operational. Mr. Kim Friesen, our president, will be responsible for creating and developing our website given his knowledge and experience (see page 20). It is expected that any development costs incurred would be nominal and Mr. Friesen would advance these costs to the company as a non-interest bearing loan. The company would then be responsible for repaying such loan to Mr. Friesen from the anticipated offering proceeds. In the event that we may need to retain a third party to host and maintain the website, then we expect that costs for such would be minimal, i.e., approximately $50 per month. Mr. Friesen would advance these costs to the company as a non-interest bearing loan. The company would then be responsible for repaying such loan to Mr. Friesen from the anticipated offering proceeds.

- Within 90 days of completion of this offering, we expect to finalize our marketing plans (see page 25). In order of priority, (with approximate allocated funding amounts in brackets), our marketing efforts will be directed toward the following activities: maintenance and promotion of our web site including arranging for web site listings ($3,000); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($3,000); publication and distribution of our marketing literature ($7,500); advertising, which will include direct mail and email promotion ($11,000); attendance at appropriate industry trade shows, seminars, and conferences ($3,000); and partnering with third party distributors and/or value added resellers - we expect that any costs incurred that are directly attributed to establishing partnerships would be related to travel and communication ($2,500). Initially, we do not expect to utilize the services of a public relations entity although this will be reconsidered in the event that our internal marketing does not yield desired results. The costs of implementing our marketing plans would be financed from net proceeds raised in our offering. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced (see 'Marketing' expenditures page 30). Less funds available for marketing activity could negatively affect our ability to generate product sales and consulting revenue thus negatively affecting our ability to generate revenue.

- Within three to six months of completion of this offering, we anticipate attracting customers to our network security consulting services. This will be a responsibility undertaken by Mr. Friesen. As well, Mr. Friesen will be principally responsible for provision of such consulting services. As of the date of this prospectus, the company has not been retained to provide consulting services. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced (see
'Marketing' expenditures page 30). Less funds available for marketing activity could negatively affect our ability to attract clientele who would utilize our consulting services thus reducing or eliminating potential revenue sources.

- Within six to twelve months of completion of this offering, we anticipate developing software products designed to enhance internet and network security. Research and development of such products will be the responsibility of Mr. Friesen and other, if any, information technology personnel retained by the company. We expect that costs incurred, for the purpose of research and development of software products, will be primarily related to purchase of required computer equipment, DEPRECIATION COSTS RELATED TO COMPUTER EQUIPMENT, EMPLOYEE WAGES, and benefits (BOTH MONETARY (I.E., DENTAL PLAN) AND OTHERWISE
(I.E., MEAL EXPENSES), if any, payments to information technology personnel assuming such personnel is retained. Initially, we expect
Mr. Friesen to be solely responsible for research and technology DEVELOPMENT AND PROVISION OF CONSULTING SERVICES. HE WOULD DEVOTE
TIME TO BOTH PURSUITS WITH AN INITIAL EMPHASIS ON GENERATING CONSULTING BUSINESS SINCE WE EXPECT CONSULTING SERVICES TO GENERATE REVENUE
SOONER THAN PRODUCT DEVELOPMENT. Shortly after closing of our offering, and assuming we raise adequate funds through our offering, we anticipate hiring at least one additional individual who would assist Mr. Friesen with research and technology matters AND, WE
EXPECT, CONTRIBUTE TO LESSENING THE TIME IT TAKES TO PROPERLY
RESEARCH AND DEVELOP A PRODUCT. This would allow Mr. Friesen to devote a GREATER portion of his time to provision of consulting services. IF FUNDS RAISED WERE INSUFFICIENT TO HIRE EMPLOYEES,
THEN MR. FRIESEN WOULD REMAIN RESPONSIBLE FOR BOTH PRODUCT
RESEARCH AND DEVELOPMENT AND PROVISION OF CONSULTING SERVICES. IF
THIS WERE TO HAPPEN, THEN WE EXPECT THAT PRODUCT DEVELOPMENT WOULD
BE SLOWER TO MATERIALIZE SINCE MR. FRIESEN WOULD DEVOTE MORE TIME
TO PROVISION OF CONSULTING SERVICES. WE BELIEVE THAT MR. FRIESEN'S EXPERIENCE AND KNOWLEDGE CONCERNING PRODUCT RESEARCH AND DEVELOPMENT
AND PROVISION OF CONSULTING SERVICES WILL ENABLE HIM TO EFFICIENTLY
DEVOTE ADEQUATE TIME TO BOTH OF THESE PURSUITS. (SEE PAGE 20).It is expected that fees would be charged for consulting services on a fixed fee or hourly basis dependent upon CUSTOMER PREFERENCE and the scope of engagement, i.e., specific work undertaken, EXPECTED
VOLUME OF WORK, and timeline for completion. SPECIFIC HOURLY FEES
WILL LIKELY BE IN THE RANGE OF $125-$275. FIXED FEES CHARGED MAY
BE DETERMINED ONLY UPON EVALUATION OF SCOPE OF ENGAGEMENT. Other production costs would be related to: manufacture of compact discs onto which the company's software would be transferred and eventually sold; and development of the company's website to allow for purchase and downloading of the company's software. BECAUSE RESEARCH AND
DEVELOPMENT AND EMPLOYEE WAGES ARE THE PRIMARY DRIVERS OF PRODUCTION
COSTS IT IS DIFFICULT TO PROVIDE A REASONABLY ACCURATE COST PROJECTION
AT THIS TIME. AT THIS STAGE OF OUR DEVELOPMENT, THERE ARE TOO MANY
UNKNOWN VARIABLES INVOLVED WITH PRODUCT PRODUCTION, INCLUDING, BUT
NOT LIMITED TO: HIRING EMPLOYEES, LENGTH OF TENURE OF EMPLOYEES,
EMPLOYEE EFFECTIVENESS, AND TIMELINE TO PRODUCT COMPLETION. As of the date of this prospectus, the company has not developed any software products. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for EQUIPMENT, PRODUCT RESEARCH AND DEVELOPMENT, AND EMPLOYEE WAGES would be reduced
(see 'EQUIPMENT, PRODUCT RESEARCH AND DEVELOPMENT, AND EMPLOYEE WAGES' EXPENDITURES PAGE 31). Less funds available for equipment, product research and development, and employee wages could negatively affect our ability to obtain appropriate equipment, retain qualified information technology personnel thus increasing the amount of time it takes to develop software products and, consequently, increasing the amount of time it takes to bring a product to market and delaying potential revenue sources. Alternatively, if product development takes too much time, then we may not have sufficient funds required to continue our business. In such event, our business would fail.

- 	Within eight to twelve months of completion of this offering, we anticipate entering agreements with third party distributors and value added resellers who would sell our software products.
Execution of any such agreements would be dependent on whether we complete development of our software products. If we do not complete development of software products then no such agreements will be executed and revenue will not be derived from third party sales. Costs incurred would potentially include communication and travel costs, as they relate to consummating agreements, and legal costs incurred for preparing and/or reviewing written agreements.
If we do complete development of software products, then we expect that agreements with third party distributors and value added resellers would incorporate several factors as related to compensation for each party including, but not limited to: distribution or resale capacity; historical and current sales of complementary products; current customer base; and percentage of our product sales allocated to each party which may be on a sliding scale dependent on product units sold, i.e., the greater number of our products sold, the greater the percentage allocated to the distributor/reseller. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for legal, communication, and travel costs would have to be reduced (see 'Working Capital' expenditures page 31). Less funds available for travel and/or legal costs could prevent us from concluding distribution agreements thus reducing or eliminating potential revenue sources;

- Within twelve months of completion of this offering, hiring and training employees. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $750, one accountant/bookkeeper at a monthly cost of approximately $500, two research and development information technology individuals who would assist Mr. Friesen with development of software products and would be paid a monthly fee of $1500 each with an agreed upon bonus payable, when proceeds permit, upon completion of each new software product.
In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for hiring and training employees would have to be reduced (see 'EMPLOYEE WAGES' expenditures page 31). With fewer or no employees, our officers/directors would be responsible for all aspects of our operations. This would likely limit our revenue potential since more time would be devoted to corporate and administrative matters rather than attracting clientele to the consulting side of the business and developing software products. The result being that our operations would be scaled down since our officers/directors would be responsible for more aspects of our operations.

- WITHIN TWELVE MONTHS OF COMPLETION OF THIS OFFERING, AND ASSUMING THAT WE RAISE AT LEAST $150,000, THEN WE ANTICIPATE HIRING EMPLOYEES AND, CONSEQUENTLY, REQUIRING ADDITIONAL OFFICE SPACE. WE EXPECT THAT THE COST OF SUCH OFFICE SPACE WOULD BE BETWEEN $600-$1200 PER MONTH (SEE 'RENT' EXPENDITURES PAGE 31). HOWEVER, IF WE RAISE LESS THAN $150,000, THEN OUR MEANS TO HIRE EMPLOYEES WILL BE LIMITED TO NON-EXISTENT THUS WE WILL NOT REQUIRE ADDITIONAL OFFICE SPACE.

Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern.
If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue through the provision of network security consulting services and through software product sales and/or licensing. Initially, we anticipate that the primary income generator will be consulting services. We expect that software product development will take at least 6 to 12 months and, once developed, further delay will be encountered before revenue is generated from sales and/or licensing as we will have to properly market the product. If we are not successful in creating demand for our consulting services, and if we are not successful in developing software product, then we are not likely to generate any revenue.

The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering
(see page 13, Use of Proceeds). Note that we cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue operation of our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail. Our current cash requirements are being met by non-interest bearing demand loans from Mr. Friesen. IN ACCORDANCE WITH A BINDING VERBAL AGREEMENT BETWEEN MR. FRIESEN AND THE COMPANY,
Mr. Friesen IS LEGALLY OBLIGATED to pay for expenses incurred by the company, including expenses incurred toward website development, at least until the company's offering is completed. IN THE ABSENCE
OF THIS VERBAL AGREEMENT, AND ASSUMING THAT NOMINAL OR NO FUNDS
ARE RAISED IN OUR OFFERING, AND THAT FUNDS CANNOT BE

RAISED FROM ANY OTHER SOURCE, THEN WE WILL NOT BE ABLE TO SATISFY OUR CASH REQUIREMENTS AND WILL IMMEDIATELY GO OUT OF BUSINESS. PURSUANT TO THE VERBAL AGREEMENT BETWEEN MR. FRIESEN AND THE COMPANY, IF ONLY NOMINAL FUNDS ARE RAISED IN OUR OFFERING THEN MR. FRIESEN HAS AGREED NOT TO SEEK REPAYMENT OF EXPENSES HE HAS PAID ON BEHALF OF THE COMPANY AND THE COMPANY WILL NOT BE
LIABLE TO MR. FRIESEN OR ANY OTHER PARTY FOR PAYMENT OF
EXPENSES UNDERTAKEN BY MR. FRIESEN ON BEHALF OF THE COMPANY.

Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds of $200,000 may satisfy our funding requirements for approximately 10 to 12 months. These proceeds would allow us to cover the cost of our equipment ($30,000 - see page 27), marketing ($30,000 - see page 27), PRODUCT RESEARCH AND DEVELOPMENT ($12,500 - SEE PAGE 27), EMPLOYEE WAGES ($51,000 - SEE PAGE 27), RENT ($10,800- SEE PAGE 27), AND WORKING CAPITAL ($41,004 - see page 27), offering expenses ($24,000 - see page 13), and debt repayment
($696 - see page 13). Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds of $150,000 may satisfy our funding requirements for approximately 8 to 10 months. Except for offering expenses (24,000), debt repayment ($696), AND RENT ($10,800), these proceeds would cause us to reduce our expenditures as follows: equipment ($25,000), marketing ($25,000), PRODUCT RESEARCH AND DEVELOPMENT ($9,500), EMPLOYEE WAGES ($30,000), and WORKING CAPITAL ($25,004). Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds of $100,000 may satisfy our funding requirements for approximately
6 to 8 months. Except for offering expenses (24,000) and debt repayment ($696), these proceeds would cause us to reduce our expenditures as follows: equipment ($15,000), marketing ($15,000), PRODUCT RESEARCH AND DEVELOPMENT ($6,000), EMPLOYEE WAGES ($19,300), RENT ($-0-), and WORKING CAPITAL ($20,004). Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds of $50,000 may satisfy our funding requirements for approximately 4 to 6 months. Except for offering expenses (24,000) and debt repayment ($696), these proceeds would cause us to reduce our expenditures as follows: equipment ($6,000), marketing ($5,000), PRODUCT RESEARCH AND DEVELOPMENT ($500), EMPLOYEE WAGES ($-0-),
RENT ($-0-) and WORKING CAPITAL ($13,804).

DESCRIPTION OF PROPERTY

Our principal office is located at 303-167 Bannatyne Avenue, Winnipeg, MB, R3B 0R4, Canada, and is owned by Mr. Friesen, our president. Our telephone number is (204) 295-8015. We do not own nor lease our office space. Mr. Friesen has verbally agreed to allow us to use our office without charge until such time that we decide to obtain other office space. No debt has accrued on account of rent payments owing. Our office space is sufficient for our current needs. However, we anticipate requiring additional space of approximately 1000 square feet in the event that our business operations are successful and we hire employees. Should we require such additional space, we are likely to incur rental payments. We can only estimate at this time that such payments would be in the range of $600-$1200 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have issued shares to the following officers, directors, PROMOTERS, and beneficial owners of more than 5% of our outstanding securities.

                 Number    Consideration   Relationship          Date of
Name             of Shares	Given		 to Company	           Issuance

Kim Friesen(1)  2,000,000	$200		Director / President   03/18/2004
                                          Chief Executive Officer
                                          Chief Financial Officer
                                          Principal Accounting
Officer

Andrea Meakin(1) 2,000,000    $200        Director / Secretary   03/18/2004
                                          Treasurer

(1)  Kim Friesen and Andrea Meakin are spouses of each other.

The sum of $696 set forth on our Balance Sheet (see page 35) refers to a non-interest bearing demand loan given by Mr. Friesen to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. IN ADDITION TO THEIR RESPECTIVE ROLES AS DIRECTORS AND OFFICERS OF THE COMPANY,
THE NATURE OF SERVICES TO BE PROVIDED TO THE COMPANY BY
MR. FRIESEN AND MS. MEAKIN, RESPECTIVELY, ARE SET FORTH ON
PAGE 12 (SEE RISK FACTOR NUMBER 17) AND PAGE 24 (SEE SUBHEADING 'OVERVIEW', SECOND PARAGRAPH).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

Pursuant to this prospectus, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 2 shareholders. These shareholders are Messrs. Friesen and Meakin. All of the shares issued to Messrs. Friesen and Meakin, being a total of 4,000,000 common shares, are 'restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: (a) one per cent of the number of shares of the company's common stock then outstanding which, in our case, will equal 40,000 shares as of the date of this prospectus, being May 21, 2004, (however, the shares held by Messrs. Friesen and Meakin were issued on March 18, 2004, thus any sales could not take place until after March 18, 2005); or (b) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

EXECUTIVE COMPENSATION

To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors. Further, none of the proceeds raised from this offering will be used to pay to Mr. Friesen any compensation for developing any software nor for consulting services. THAT SAID, WE EXPECT THAT OUR OFFICERS AND DIRECTORS WILL
RECEIVE COMPENSATION IN THE EVENT THAT SUFFICIENT REVENUE IS
REALIZED. THOUGH WE HAVE NOT YET DETERMINED A SPECIFIC FORMULA
UPON WHICH COMPENSATION WILL BE CALCULATED, WE EXPECT COMPENSATION LEVELS TO BE BASED UPON: (1) RESPONSIBILITIES UNDERTAKEN BY EACH OFFICER AND DIRECTOR, AND (2) FINANCIAL PERFORMANCE OF THE COMPANY. MORE SPECIFICALLY, IT IS ANTICIPATED THAT OFFICERS AND DIRECTORS
WILL RECEIVE AN ANNUAL SALARY. WE WOULD EXPECT THAT MR. FRIESEN'S SALARY WOULD BE IN THE RANGE OF APPROXIMATELY $60,000 TO $120,000
AND THAT MS. MEAKIN'S SALARY WOULD BE IN THE RANGE OF APPROXIMATELY $20,000 TO $50,000. AT THIS TIME, WE DO NOT ANTICIPATE AWARDING
STOCK OPTIONS. DEPENDING ON FINANCIAL PERFORMANCE OF THE COMPANY,
WE EXPECT THAT A MONETARY BONUS MAY BE GIVEN TO OFFICERS AND DIRECTORS, SUCH BONUS NOT EXPECTED TO EXCEED 10% TO 15% OF
ANNUAL SALARY.



FINANCIAL STATEMENTS


{THIS SPACE INTENTIONALLY LEFT BLANK}

INDEPENDENT AUDITORS REPORT


To the Board of Directors
  Cygni Systems Corporation
  (A Development Stage Company)
  Winnipeg, Canada

We have audited the accompanying balance sheet of Cygni
Systems Corporation as of April 30, 2004 and the related statements of operations, stockholders equity and cash flows for period from inception (March 18, 2004) through April 30, 2004. These financial statements are the responsibility of Cygnis management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cygni Systems Corporation as of April 30, 2004 and the results of its operations and cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Cygni will continue as a going concern. As discussed in Note
3 to the financial statements, Cygni has no operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

May 20, 2004

CYGNI SYSTEMS CORPORATION
(A Development Stage Company)
BALANCE SHEETS
April 30, 2004



ASSETS
   Cash                                             $400


CURRENT LIABILITIES

Loans payable-related party                         $696


STOCKHOLDERS' DEFICIT
 Common stock, 100,000,000 shares authorized
  at $0.001 par value;
  4,000,000 shares issued and outstanding            400
 Deficit accumulated during development stage       (696)

    Total Stockholders' Deficit                     (296)

 Total Liabilities and Stockholders' Deficit        $400



See accompanying significant accounting policies and notes to financial statements.

					-35

CYGNI SYSTEMS CORPORATION
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the Period March 18, 2004, (date of inception) to April 30, 2004


General and administrative expenses      $ 696

NET LOSS                                 $(696)



NET LOSS PER COMMON SHARE
  Basic and diluted                      $(.00)

AVERAGE OUTSTANDING SHARES
  Basic and diluted                   4,000,000



See accompanying significant accounting policies and notes to financial statements.

					-36

CYGNI SYSTEMS CORPORATION
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period March 18, 2004, (date of inception) to April 30, 2004


                              Common Stock    Accumulated
			         Shares     Amount  Deficit       Totals


Issuance of Common Stock
to founders for cash at
$.001 on March 18, 2004   4,000,000    400                  $ 400

Net loss                     -          -      (696)         (696)

Balance April 30, 2004    4,000,000   $400    $(696)        $(296)



See accompanying significant accounting policies and notes to financial statements.

					-37

CYGNI SYSTEMS CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Period March 18, 2004, (date of inception) to April 30, 2004


CASH FLOWS FROM OPERATING ACTIVITIES

  Net Loss                                          $(696)


CASH FLOWS FROM INVESTING
ACTIVITIES                                             -

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock              400
  Proceeds from loans payable-related party           696

     Net Cash Flows from Financing Activities       1,096

Increase in Cash and Cash as of April 30, 2004      $ 400


See accompanying significant accounting policies and notes to financial statements.

					-38

CYGNI SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION

Cygni Systems Corporation was incorporated in Nevada on March 18, 2004. Cygni was organized for the purpose of undertaking design, development, and sales of online and network security software as well as provision of online and network security consulting services.

Cygni is in the development stage and has elected March 31 as its fiscal year end.

2. 	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, Cygni considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues from the sale of computer software will be recognized upon product shipment. Revenues generated from maintenance and consulting services will be billed and recognized ratably over the term of the service agreement.

Research and Development Costs

Cygni intends to capitalize research and development costs related to initial program development and significant program enhancements. All research and development costs incurred in developing products prior to reaching technological feasibility will be charged to expense in the period incurred. Upon reaching technological feasibility, all costs are to be capitalized as software development costs.

					-39

Capitalized software development costs will be amortized over a period of time estimated to be the useful life of the product, not to exceed 60 months.

Income Taxes

Cygni utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

On April 30, 2004, Cygni had net operating losses available for carry forward of $696. The tax benefit of $237 from the carry forwards have been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the company has no operations.
The loss carryover will expire in 2024.

Foreign Currency Translation

Cygni is based in Canada although it is incorporated in Nevada.
Since inception, all transactions have been in U.S. dollars, although that will change when operating activities commence. An account, Other Comprehensive Income, will be added to Stockholders' Deficit that will represent changes in the value of the Canadian dollar relative to the U.S. dollar. As of each balance sheet date, the Canadian operations will translate its assets and liabilities into U.S. dollars at the exchange rate in effect on that date. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss), a separate component of Stockholders' Equity.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Recent Accounting Pronouncements

Cygni does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.	GOING CONCERN

As set forth on Cygni's balance sheet, its' assets total $400. These funds represent the amount paid by Cygni's officers/directors for their common shares. This amount does not provide adequate working capital for Cygni to successfully operate its' business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on Cygni's books as they occur. This raises substantial doubt about its' ability to continue as a going concern. Continuation of Cygni as a going concern is dependent upon obtaining additional working capital.
Management believes that Cygni will be able to operate for the coming year by obtaining additional loans from Mr. Friesen and from equity funding, via proceeds raised from the offering set forth in this prospectus.

4. 	SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On March 18, 2004, officers-directors acquired all of Cygni's outstanding capital stock, being 4,000,000 common shares, at a price of $0.001 per share. Officers-directors have made demand loans to Cygni of $696.

Cygni neither owns nor leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

5.	MANAGEMENT DISCLOSURE

The accompanying balance sheet of Cygni Systems Corporation, (development stage company) at April 30, 2004, and the related statements of operations for the two months ended April 30, 2004, have been prepared by the company's management in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal and recurring nature.

Operating results for the period ended April 30, 2004, are not necessarily indicative of the results that can be expected for the year ending
March 31, 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


NOTE: Until 90 days from the effective date, or such shorter period as the Securities & Exchange Commission may specify, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;
(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
(c)	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or
(d)	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrants Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

SEC Registration fee (1)                $     25.34
Blue Sky fees and expenses              $  2,500.00
Printing and shipping expenses          $  1,500.00
Accounting fees and expenses 	          $  4,000.00
Legal Fees (1)                          $ 15,000.00
Transfer and Miscellaneous expenses	    $    974.66

Total:                                  $ 24,000.00

(1) All expenses, except SEC registration fee and legal fees, are estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On March 18, 2004, 2,000,000 restricted common shares were issued to our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director, Kim Friesen, in exchange for consideration of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On March 18, 2004, 2,000,000 restricted common shares were issued to our Secretary, Treasurer, and Director, Andrea Meakin in exchange for consideration of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

EXHIBIT INDEX

SEC
Reference  Exhibit no.   Document                      Location

3           3.01         Articles of Incorporation     Attached

3           3.02         By-Laws                       Attached

5           5.01         Opinion on Legality           Attached

23         23.01         Consent of Auditor            Attached

23         23.02         Consent of Counsel            Attached to
                                                       Exhibit 5.01

99         99.01         Specimen Subscription
                         Agreement	                   Attached

UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A Registration Statement to be signed on its behalf by the undersigned on AUGUST 18, 2004.


Cygni Systems Corporation


By: /s/ Kim Friesen
        Kim Friesen
        President, Chief Executive Officer,
        Chief Financial Officer, Principal
        Accounting Officer, and a member
        of the Board of Directors


By: /s/ Andrea Meakin
        Andrea Meakin
        Secretary, Treasurer, and a
        member of  the Board of Directors

END OF DOCUMENT